Exhibit 99.(d)(2)

FORM OF INVESTMENT MANAGEMENT AGREEMENT

[_______________], 2014

Worthington Capital Management LLC
Crescent Center
6075 Poplar Avenue
Memphis, TN 38119

Dear Ladies and Gentlemen:

Value Line Funds Investment Trust (the “Trust”), of which Worthington Value Line Equity Advantage Fund (the “Fund”) is a series, has been organized as a Massachusetts business trust to engage in the business of an investment company.  The Trust’s shares of beneficial interest are currently divided into one series, consisting of the Fund.

The board of trustees of the Trust (the “Board”) has selected EULAV Asset Management (the “Adviser”) to provide overall investment advisory services for the Fund, and to provide certain other services, under the terms and conditions set forth in the Investment Advisory Agreement (the “Investment Advisory Agreement”) between the Trust, on behalf of the Fund, the Adviser and Worthington Capital Management LLC (the “Manager”).

The Board has selected the Manager to serve as the Fund’s manager to provide the Fund with the advice and services set forth below, and the Manager is willing to provide such advice and services, subject to the review and supervision by the Board, under the terms and conditions hereinafter set forth.  The Manager hereby represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”).

Accordingly, the Trust, on behalf of the Fund, and the Manager agree as follows:

1.        DELIVERY OF DOCUMENTS. The Trust has furnished the Manager with copies, properly certified or otherwise authenticated, of each of the following:

(a)	Agreement and Declaration of Trust of the Trust, dated March 20, 2014 (the “Declaration of Trust”), as in effect on the date hereof;

(b)	by-laws of the Trust as in effect on the date hereof;

(c)	resolutions of the Board selecting the Manager as the investment manager to the Fund and approving this management agreement (this “Agreement”);

(d)	the Fund’s prospectus and statement of additional information as in effect on the date hereof; and

(e)	the Investment Advisory Agreement.

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2.           INVESTMENT MANAGEMENT SERVICES.  In addition to performing its services required under the Investment Advisory Agreement, the Manager shall regularly provide the Fund and the Adviser with investment research, including signals and results from quantitative models and algorithms (the “Model”), as reasonably and from time to time requested by the Fund and the Adviser and consistent with the Fund’s investment program, subject always to the provisions of the Trust’s Declaration of Trust and By-Laws and of the Investment Company Act of 1940 (the “1940 Act”), and to the Fund’s investment objectives, policies and restrictions, as each of the same shall be from time to time in effect, and subject further to such policies and instructions as the Board may from time to time establish.  Further, the Manager shall analyze and consult with the Adviser and the Board on algorithm constituents in the context of changes in the closed-end fund capital markets and any global changes in the structure of such markets and their implications for the Fund’s investment program.

In addition to providing the Fund with the foregoing investment advisory services, the Manager shall also regularly provide, or cause to be provided, without additional expense to the Fund, the following services:

(a)
monitor performance by the Adviser of its responsibilities and authority under the Investment Advisory Agreement and review all purchases and sales of portfolio securities and other instruments made by the Fund to assess compliance with the Fund’s stated investment objective, policies and restrictions and consistency with the Fund’s investment program;

(b)
monitor and test the Adviser’s selection and use of brokers and dealers effecting transactions on behalf of the Fund to ensure best execution relating to all Fund trading, review and oversee the Adviser’s trading in less liquid securities, maintain policies and oversight related thereto, and prepare periodic reports to the Board with respect to the foregoing.

(c)
ensure the continued proper operation of the Model’s signals and results to be used by the Adviser in managing the Fund’s investment portfolio and make recommendations to the data provider regarding changes to the Model;

(d)	vote portfolio securities consistent with the Fund’s proxy voting policy;

(e)
advise and assist the officers of the Trust in taking such steps as are necessary or appropriate to carry out the decisions of the Board and the appropriate committees of the Board regarding the conduct of the business of the Trust insofar as it relates to the Fund;

(f)
keep the Board informed of developments materially affecting the Fund and, on its own initiative, furnish the Board from time to time with whatever information the Manager believes is appropriate for this purpose;

(g)
provide, or cause to be provided, to the Trust, with respect to the Fund, office space, facilities, equipment and personnel as the Manager deems necessary to provide for the effective administration of the affairs of the Fund, including providing from among the Manager’s officers and employees, persons to serve as Trustees, officers and employees of the Trust as requested by the Board and pay the salaries of such persons;

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(h)
coordinate with the Fund and its service providers (including counsel to the Independent Trustees) and oversee the preparation and production of meeting materials for the Board as they relate to the Fund, as well as such other materials as the Board may from time to time reasonably request;

(i)
coordinate with the Fund and its service providers (including counsel to the Independent Trustees) and oversee the preparation and filing with the Securities and Exchange Commission (the “Commission”) of registration statements, notices, shareholder reports, proxy statements and other material for the Fund required to be filed under applicable laws;

(j)	develop and implement procedures for monitoring compliance with the Fund’s investment objectives, policies and guidelines and with applicable regulatory requirements;

(k)
respond to inquiries from existing Fund shareholders regarding the Fund’s investment policies, performance and investment program, and provide periodic shareholder communications regarding the Fund’s investment policies, performance and investment program including but not limited to shareholder letters for inclusion in the Fund’s semi-annual and annual reports and quarterly portfolio commentary;

(l)	oversee the determination and publication of the Fund’s net asset value in accordance with the Trust’s valuation policies;

(m)	prepare and monitor expense budgets for the Fund, and review the appropriateness and arrange for the payment of Fund expenses;

(n)
maintain and preserve the records required by the 1940 Act to be maintained by the Manager in connection with the performance of its services. Furthermore and in compliance with the requirements of Rule 31a-3 under the 1940 Act, the Manager acknowledges that all records which it maintains for the Trust are the property of the Trust and agrees to surrender promptly to the Trust any of such records upon the Trust’s request, provided that the Manager may retain copies thereof at its own expense. The Manager further agrees to maintain the Fund’s proxy voting record in a form mutually agreeable between the parties and which contains the information required by Form N-PX under the 1940 Act; and

(o)	furnish to the Fund such other services consistent with the foregoing as the Manager deems necessary, or the Board reasonably requests, for the efficient operation of the Trust and Fund.

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The Manager will, at its own expense, maintain sufficient staff, and employ or retain sufficient personnel and consult with any other persons that it determines may be necessary or useful to the performance of its obligations under this Agreement.  The Manager will perform its services in accordance with the policies and procedures of the Fund and Trust, as amended from time to time, and will treat all records and other information that it receives in connection with this Agreement, as confidential and proprietary information not to be used for any purpose other than performance of the Manager’s responsibilities and duties hereunder.  The Manager shall not use its knowledge of non-public information (including without limitation portfolio positions or transactions) as a basis to place or recommend any securities or other transactions for its own benefit or the benefit of others (e.g., other clients of the Manager or its affiliates).

The Manager shall conform its conduct to, and will ensure that its advice with respect to the Fund complies with, the 1940 Act, the requirements for qualification of the Fund as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, all other applicable federal and state laws and regulations and with the provisions of the Fund’s prospectus and statement of additional information as amended or supplemented.

 In the performance of its duties hereunder, the Manager is and will be an independent contractor and unless otherwise expressly provided or authorized will have no authority to act for or represent the Fund or the Adviser in any way or otherwise be deemed to be an agent of the Fund or of the Adviser.

For avoidance of doubt, the Manager does not, however, have responsibility or authority to exercise investment discretion with respect to the management of the Fund’s investment portfolio, all of which responsibility and authority has been delegated by the Trust, on behalf of the Fund, to the Adviser.

3.        EXPENSES PAID BY THE MANAGER.  The Manager shall furnish, at its expense, all necessary services, facilities, equipment and personnel for performing the Manager’s services under this Agreement.  The Manager shall pay directly or reimburse the Trust for the compensation (if any) of the Trustees who are affiliated with, or “interested persons” (as defined in the 1940 Act) of, the Manager and any of the Manager’s officers or employees who are appointed as officers of the Trust.  The Manager shall not be required to pay expenses of activities which are primarily intended to result in sales of shares of the Fund.

4.        EXPENSES OF THE FUND NOT PAID BY THE MANAGER.  The Manager shall not be required to pay any expenses which this Agreement does not expressly state will be payable by the Manager.  In particular, and without limiting the generality of the foregoing but subject to the provisions of Section 3, the Manager shall not be required to pay any Trust or Fund expense or to reimburse the Adviser for any such expense that the Adviser is required to pay.  Expenses payable by the Fund include without limitation:  (i) interest and taxes; (ii) brokerage commissions, mark-ups and mark-downs, and other costs in connection with the purchases or sale of securities and other financial instruments; (iii) insurance premiums for fidelity and other insurance coverage requisite to its operations; (iv) compensation and expenses of its trustees other than those affiliated with the Adviser or the Manager; (v) legal, audit, bookkeeping, pricing, valuation, transfer agent, dividend disbursing agent, administration and accounting expenses; (vi) custodian and shareholder servicing agent fees and expenses; (vii) expenses incidental to the redemption of its shares; (viii) expenses incident to the issuance of its shares against payment therefor by or on behalf of the subscribers thereto, including printing of stock certificates; (ix) fees and expenses incident to the registration under the Securities Act of 1933 or under any state securities laws of shares of the Fund for public sale and fees imposed on the Fund under the 1940 Act or incurred in complying therewith; (x) expenses of printing and mailing prospectuses, reports and notices and proxy materials to shareholders of the Fund; (xi) all expenses incidental to holding meetings of the Fund’s shareholders; (xii) expenses in connection with membership in investment company organizations; (xiii) fees and expenses in connection with registration of the Fund or qualification of its shares under the securities laws of states and foreign jurisdictions; (xiv) the cost of preparing and distributing reports and notices to shareholders, the Commission and other regulatory authorities; and (xv) such non-recurring expenses as may arise, including actions, suits or proceedings to which the Fund is a party and the legal obligation that the Fund may have to indemnify its officers and trustees with respect thereto.

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5.        COMPENSATION OF THE MANAGER.  The Fund will pay the Manager, as compensation for services and expenses assumed hereunder, a fee as set forth in Schedule I. Management fees payable hereunder will be computed daily and paid monthly in arrears.  If this Agreement is effective subsequent to the first day of the month, or if this Agreement is terminated, the fee provided in this section will be computed on the basis of the number of days in the month for which this Agreement is in effect, subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.  The Manager understands and agrees that the Adviser does not have any liability for the Manager’s fee hereunder.  Notwithstanding the foregoing, the Manager may from time to time agree with the Fund and/or the Adviser to waive all or a portion of its management fee.

6.        OTHER ACTIVITIES OF THE MANAGER AND ITS AFFILIATES.  Nothing herein contained will prevent the Manager or any of its affiliates, directors, employees, or associates from engaging in any other business or from acting as investment adviser, investment manager or in any other capacity for any other person or entity, whether or not having investment policies or a portfolio similar to the Fund.  It is specifically understood that officers, directors and employees of the Manager and its affiliates may engage in providing portfolio management services and advice to other investment advisory clients of the Manager or of its affiliates.

7.        NO PARTNERSHIP OR JOINT VENTURE. The Trust, the Fund, the Manager and the Adviser are not partners of or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on any of them.

8.        LIMITATION OF LIABILITY OF THE MANAGER.  Neither the Manager or any director, trustee, employee or shareholder of the Manager will be liable for any error of judgment or mistake of law or for any loss suffered by the Trust, the Fund or the Adviser in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Manager’s part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.  Notwithstanding any of the foregoing to the contrary, the provisions of this Section 8 shall not be construed so as to relieve (or attempt to relieve) the Manager of any liability, to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 8 to the fullest extent permitted by law.

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9.        DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement will remain in effect until the second anniversary of the date of this Agreement and from year to year thereafter, but only so long as each such continuance is specifically approved at least annually in the manner proscribed by the 1940 Act, subject however to such exemptions as may be granted by the Commission by any rule, regulation or order.  This Agreement is terminable without penalty by the Board or by vote of a majority of the outstanding voting securities of the Fund, in each case on not more than 60 days’ nor less than 30 days’ written notice to the Manager, or by the Manager upon not less than 60 days’ written notice to the Trust and the Adviser, and will be terminated upon the mutual written consent of the Manager and the Trust.  Termination of this Agreement with respect to the Fund will not be deemed to terminate or otherwise invalidate any provisions of the investment advisory agreement or any contract between the Manager and any other series of the Trust. This Agreement will automatically terminate in the event of its assignment. All references herein to the Manager shall no longer be effective if Worthington Capital Management LLC or any of its affiliates no longer serves as the Fund’s investment manager; however, such termination of service by the Manager or its affiliates shall not otherwise affect this Agreement.

10.      AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed or waived orally, but only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.  No amendment, transfer, assignment, sale, hypothecation or pledge of this Agreement will be effective until approved by (a) the Board, including a majority of the trustees who are not interested persons of the Manager, the Adviser or (other than as Board members) the Fund in the manner proscribed by the 1940 Act, and (b) if so required under interpretations of the 1940 Act by the Commission or its staff, a majority of the outstanding voting securities of the Fund, subject however to such exemptions as may be granted by the Commission by any rule, regulations or order.

It shall be the Manager’s responsibility to furnish to the Board such information as may reasonably be necessary in order for the Board to evaluate this Agreement or any proposed amendments thereto for the purposes of casting a vote pursuant to Sections 9 or 10 hereof.

11.      MISCELLANEOUS.

(a)
The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The name “Value Line Funds Investment Trust” is the designation of the trustees under the Declaration of Trust.  The obligations of the Fund are not personally binding upon, nor will resort be had to the private property of, any of the trustees, shareholders, officers, employees or agents of the Trust, but only the Fund’s property shall be bound. The Fund shall not be liable for the obligations of any other series of the Trust, and no other series of the Trust shall be liable for the obligations of the Fund.

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(b)
The Trust agrees that in the event that none of the Manager or any of its affiliates acts as an investment manager to the Fund, the name of the Fund will promptly be changed to one that does not contain the name “Worthington” or otherwise suggest an affiliation with the Manager.

(c)
Nothing herein contained will limit or restrict the Manager or any of its directors, managers, members, officers, affiliates, or employees from buying, selling or trading in any securities for its or their own account or accounts. The Trust on behalf of the Fund acknowledges that the Manager and its directors, managers, members, officers, affiliates, and employees, and its other clients may at any time have, acquire, increase, decrease or dispose of positions in investments which are at the same time being acquired or disposed of by the Fund. The Manager will have no obligation to acquire for the Fund, a position in any investment which the Manager, its directors, managers, members, officers, affiliates, or employees may acquire for its or their own accounts or for the account of another client if, in the sole discretion of the Manager, it is not feasible or desirable to acquire a position in such investment for the Fund. Nothing herein contained will prevent the Manager from purchasing or recommending the purchase of a particular security for one or more funds or clients while other funds or clients may be selling the same security.

(d)
For the purposes of this Agreement, the Fund’s “net assets” shall be determined as provided in the Fund’s then-current Prospectus and Statement of Additional Information and the terms “assignment,” “interested person,” and “majority of the outstanding voting securities” shall have the meanings given to them by Section 2(a) of the 1940 Act, and references to the “1940 Act” shall include any rule, regulation or applicable exemptive order of the Commission thereunder and interpretive guidance with respect to the 1940 Act by the Commission or its staff.

12.         GOVERNING LAW. To the extent not governed by applicable federal law, including the 1940 Act and the Advisers Act, this Agreement shall be governed by the substantive law of the State of New York.

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Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

Very truly yours,

VALUE LINE FUNDS INVESTMENT TRUST on behalf of its series, Worthington Value Line Equity Advantage Fund

By:
Name: Mitchell E. Appel
Title: President and Chief Executive Officer

Accepted:

WORTHINGTON CAPITAL MANAGEMENT LLC

By:
Name: Steven Sansom
Title: President

[Signature page to Management Agreement]

SCHEDULE I

Annual Management Fee Rate as a Percentage of
Average Daily Net Asset Value

Fee Rate

Worthington Value Line Equity Advantage Fund	0.50%

The average net asset value for the month will be based on the net asset value used in determining the price at which fund shares are sold, repurchased or redeemed on each day of the month.

If this Agreement becomes effective as to the Fund subsequent to the first day of a month, or terminates before the last day of a month, the Manager’s compensation for such fraction of the month will be determined by applying the foregoing percentages to the average daily net asset value of the Fund during such fraction of a month and in the proportion that such fraction of a month bears to the entire month.